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                                                                      EXHIBIT 32


                            Certification Pursuant to
                             18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Quarterly Report of NT Media Corp. of California, Inc. (the "Registrant") on Form 10-Q for the period ending September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ali Moussavi, Principal Executive Officer and Acting Principal Accounting Officer of the Registrant, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the registrant.



                                      /s/ Ali Moussavi
                                      ----------------
Dated:  November 16, 2009             Ali Moussavi
                                      Principal Executive Officer and Acting
                                      Principal Accounting Officer